TALLEY INDUSTRIES, INC.
                          DIRECTORS BENEFIT PLAN


          Effective January 1, 1994, TALLEY INDUSTRIES, INC., a Delaware corporation (the "Company"), establishes the TALLEY INDUSTRIES, INC. DIRECTORS BENEFIT PLAN (the "Plan") for the purpose of providing deferred compensation and death benefits to certain members of the Company's Board of Directors.
          1. Definitions. When a word or phrase shall appear in this Plan with the initial letter capitalized, and the word and phrase does not commence a sentence, the word or phrase shall generally be a term defined in this Section 1. The following words and phrases with the initial letter capitalized shall have the meanings set forth in this Section 1, unless a clearly different meaning is required by the context in which the word or phrase is used:
          (a) "Affiliate" shall mean a corporation that is a member of a "controlled group of corporations" (with-in the meaning of Section 414(b) of the Code) and a group of trades and businesses under common control
     (within the meaning of Section 414(c) of the Code) of which the Company is a member.

          (b) "Beneficiary" shall mean the person or per-sons designated to receive benefits under this Plan in the event of the death of the Participant as provided in Section 9.

          (c) "Board" shall mean the Board of Directors of the Company.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          (e) "Committee" shall mean the administrative committee appointed by the Board pursuant to Section 10 to administer the terms and provisions of this Plan.

          (f)  "Company" shall mean Talley Industries, Inc.
     and each corporation that succeeds to substantially all the business of the Company and elects to continue the Plan hereunder.

          (g) "Director" shall mean an individual who is serving as a member of the Board and who is not an employee of the Company or an Affiliate.

          (h)  "Effective Date" shall mean January 1, 1994.

          (i)  "Group Life Insurance Plan" shall mean the
     Talley Industries, Inc. Group Insurance Plan, which provides life insurance coverage, as in effect on January 1, 1994, and as the same may be amended from time to time.

          (j) "Participant" shall mean each Director who on or after the Effective Date has satisfied the eligibil-ity requirements specified in Section 3 and whose participation has not terminated pursuant to Section 5.

          (k)  "Plan" shall mean the Talley Industries, Inc.
     Directors Benefit Plan, as set forth herein and as the same may be amended from time to time.

          (l) "Year of Service" shall mean a fiscal year of the Company during which the Director has completed more than six (6) calendars months as a Director.

          2. Construction. The masculine gender, where appear-ing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. Headings and subhead-ings are for the purpose of reference only and are not to be considered in the construction of this Plan. If any provision of this Plan is determined to be for any reason invalid or unen-forceable, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be con-strued and enforced according to the laws of the State of Illi-nois and shall be administered according to the laws of such state, except as otherwise required by Federal law. It is the intention of the Company that the Plan as adopted by the Company shall not be subject to the Employee Retirement Income Security Act of 1974 because this Plan covers only individuals who are not employees of the Company. The Plan shall be construed in a manner consistent with the Company's intention.
          3. Eligibility. A Director shall become a Partici-pant on the first day of the month coinciding with or next following the date on which he has completed at least five (5) Years of Service as a Director.
          4. Crediting of Service. Except as provided herein, all Years of Service completed by a Director shall be taken into account under this Plan. Years of Service completed by a Direc-tor while an employee of the Company or an Affiliate shall not be taken into account.
          5. Termination of Participation. A Participant's participation in the Plan shall terminate (a) upon the Partici-pant's commencement of employment with the Company as an employee or (b) upon the Participant's resignation from the Board prior to attaining the age of seventy (70) years.
          6. Pre-Retirement Death Benefits. Upon commencing participation, a Participant shall be covered by the Group Life Insurance Plan and such coverage shall continue until the Partic-ipant no longer qualifies as a Director.
          In the event of a Participant's death while still serving as a Director, the Participant's Beneficiary shall be entitled to receive the life insurance proceeds payable from the Group Life Insurance Plan on account of the Participant's death in accordance with the terms of said plan.
          7. Termination Benefit. A Participant who resigns from the Board on or after attaining the age of seventy (70) years shall be entitled to a lump sum payment from the Company equal to Fifty Thousand Dollars ($50,000.00). Such benefit shall be paid as soon as practicable after the Participant's resigna-tion from the Board but in no event more than sixty (60) days after the effective date of such resignation.
          8. Funding. Except as otherwise provided in Section 6, (a) benefits payable under the Plan shall constitute unfunded general obligations of the Company payable from its general assets, (b) the Company shall not be required to establish any special fund or trust for purposes of paying benefits under the Plan, (c) no Participant shall have any vested right to any particular asset of the Company as a result of participation in the Plan, and (d) each Participant shall be a general creditor of the Company.
          9. Designation of Beneficiary. Each Participant shall have the right to designate on forms supplied by and delivered to the Committee, a Beneficiary or Beneficiaries to receive his benefits hereunder in the event of his death. Each Participant may change his Beneficiary designation from time to time by execution and delivery of a new form. Upon receipt of such designation by the Committee, such designation or change of designation shall become effective as of the date of notice, regardless of whether the Participant is living at the time notice is received. There shall be no liability on the part of the Company or the Committee with respect to any payment autho-rized by the Committee in accordance with the most recent valid Beneficiary designation of the Participant in its possession before receipt of a more recent and valid Beneficiary designa-tion. If no designated Beneficiary is living when benefits become payable, or if there is no designated Beneficiary, the Beneficiary shall be the Participant's spouse; or if no spouse if then living, such Participant's children, including any legally adopted children, in equal shares by right of representation; or if no children are living upon the death of the Participant, the estate of the Participant.
          10. Administration. The Plan shall be administered by the Company's Vice President of Human Resources. If the Vice President of Human Resources is unavailable or the position is vacant, the Plan shall be administered by the person charged with the performance of the duties of that position by the Board.
          The Vice President of Human Resources may delegate his duties and responsibilities hereunder.
          11. Amendment and Termination of the Plan. The Board shall have the power to amend, modify, suspend or terminate this Plan in writing at any time. No amendment, modification, suspen-sion or termination shall deprive a Participant or person claim-ing benefits through the Participant of any benefit accrued under this Plan prior to the date of such amendment, modification, suspension or termination.
          12. Assignment. No Participant or Beneficiary shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien on any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act, or by operation of law, except as may be other-wise required by law in connection with marital separation or dissolution or child support obligations, or be subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process or be liable in any way for the debts or defaults of Participants and Benefi-ciaries.
          13. Withholding. Any taxes required to be withheld from payments to Participants hereunder shall be deducted and withheld by the Company or by its agent for payment hereunder.
          14. Other Benefit Plans of the Company. Nothing contained in this Plan shall prevent a Participant prior to his death, or his spouse or Beneficiary entitled to benefits after his death, from receiving, in addition to any payments provided for under this Plan, any payments provided for under any employee benefit plan of the Company by reason of his participation in such benefit plans. Nothing in this Plan shall be construed as preventing the Company or any of its Affiliates from establishing any other or different plans providing for current or deferred compensation for employees and/or Directors.
          15. Miscellaneous. Nothing contained in this Plan shall be construed as a contract of employment, as a contract for a position on the Board, or as a right of any Participant to continue as a member of the Board. All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefit hereunder, their heirs and personal representatives.

DATED:  February 22, 1994


                              TALLEY INDUSTRIES, INC.



                              By  William H. Mallender
                                Its  Chairman and CEO


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